Exhibit 99.1

NEWS RELEASE

            CONTACTS:                  Watson Pharmaceuticals, Inc.
                                          Sara Swee
                                          Director, Corporate Communications
                                          (909) 270-1400
                                           Morgen-Walke Associates, Inc.
                                          Jim Byers, Danielle Scheg
                                          (415) 296-7383

                                       Schein Pharmaceutical, Inc.
                                          Whitney K. Stearns, Jr.
                                           Chief Financial Officer
                                           (973) 593-5910

FOR IMMEDIATE RELEASE

                     WATSON TO ACQUIRE SCHEIN PHARMACEUTICAL
   TRANSACTION TO EXPAND WATSON'S SPECIALTY BRAND PHARMACEUTICAL PRODUCT LINES
                      AND BROADEN GENERIC PRODUCT PORTFOLIO

         CORONA, CA and FLORHAM PARK, NJ - May 25, 2000 - Watson Pharmaceuticals, Inc. (NYSE: WPI) and Schein Pharmaceutical, Inc. (NYSE: SHP) announced today that the companies have entered into a definitive agreement under which Watson will acquire all of the outstanding stock of Schein through a two-step transaction comprised of a cash tender followed by a taxable stock merger. The cash tender offer will be at $19.50 per share of Schein common stock while pursuant to the merger, each Schein share will be converted into $23.00 of Watson common stock, subject to adjustment as described below. Both Watson and Schein are developers, manufacturers and marketers of generic and branded pharmaceutical products, utilizing various drug delivery technologies.

         Under the terms of the definitive agreement, Watson will make a cash tender offer for all of Schein's outstanding stock at a price of $19.50 per share. Bayer Corporation and certain members

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of the Schein family,  who collectively own approximately 74% of the outstanding shares of common stock of Schein, have entered into stockholder agreements with Watson and it is contemplated that these stockholders will tender all of their shares of Schein common stock to Watson pursuant to its tender offer. Assuming such stockholders tender all of their shares, the minimum condition of the tender offer will be satisfied.

         Following the consummation of the tender offer, and subject to the conditions set forth in the definitive agreement (including the minimum condition that at least 24,500,000 shares of Schein common stock be tendered pursuant to the tender offer), Watson will acquire the remaining shares of Schein's outstanding common stock through a merger of a wholly-owned subsidiary of Watson into Schein. Upon the closing of the merger, each then outstanding share of Schein's common stock will be converted into the right to receive a fraction of a share of Watson common stock valued at $23.00, based upon the average closing price of a share of Watson common stock on the New York Stock Exchange for the ten-day trading period ending on the trading day, two trading days prior to the date of either (i) the special meeting of Schein's stockholders called to approve the merger or (ii) if no such meeting is required under applicable law, the effective date of the merger (the "Average Closing Price").

         The value of the merger consideration will be increased proportionately above $23.00, if the Average Closing Price is greater than $54.52 per share, up to a maximum value of $26.50 where the Average Closing Price is $62.82 per share or higher. Conversely, the value of the merger consideration will be decreased proportionately below $23.00, if the Average Closing Price is less than $44.61 per share, down to a minimum value of $19.50 where the Average Closing Price is $37.82 per share or lower. At this minimum value of $19.50, Watson would have the option to pay the entire merger consideration of $19.50 in cash, in stock, or in a mix of cash and stock.

         The foregoing summary is a general description of certain pricing and related terms of the definitive agreement for the transaction, and is qualified in its entirety by reference to the definitive agreement, a copy of which will be filed by Watson with the Securities and Exchange Commission as an exhibit to Watson's Form 8-K relating to the transaction.

         The tender offer, which is subject to customary closing conditions, is expected to close in late June or early July of this year. The merger is expected to close in late August or early September of this year. Watson intends to account for this transaction as a purchase. On a reported EPS basis,

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including the amortization of goodwill  resulting from the  transaction,  Watson expects the acquisition to be dilutive to earnings in the second half of 2000 and modestly accretive in 2001. On a cash EPS basis, the acquisition is expected to be accretive to earnings in 2000 and 2001

         "Our current business model pursues a strategy of generating revenue through established proprietary and off-patent businesses. This transaction builds upon that existing strategy to expand our brand and generic product offerings," remarked Dr. Allen Chao, Chairman and Chief Executive Officer of Watson. "Schein's strength in the nephrology marketplace is an excellent example of capitalizing on a niche, specialty branded pharmaceutical program. This specialty focus is a core element to our current brand product strategy," he added. Remarking on Schein's generic program, Dr. Chao continued, "We believe the addition of Schein's generic product portfolio, including its healthy pipeline, will better enable us to further satisfy our customers by providing them with an expanded line of generic pharmaceutical products - both now and in the future."

         Martin Sperber, Schein's Chairman and Chief Executive Officer observed, "Schein and Watson each have successfully executed a strategy of building brand and generics businesses. Combining our two companies makes great sense and offers enormous opportunities. We look forward to being part of this growing enterprise."

         Watson Pharmaceuticals, Inc., headquartered in Corona, CA, is engaged in the development, manufacture and sale of proprietary and off-patent pharmaceutical products. Watson's proprietary business currently enjoys a top-tier position in the fields of dermatology and women's health, with a supporting business in the general products segment. Its generic portfolio consists of more than 90 products, three tentative product approvals and 16 products pending approval. Watson capitalizes on its proven ability to support the development and commercialization of a broad range of proprietary and off-patent pharmaceutical products.

         Schein Pharmaceutical, Inc., headquartered in Florham Park, NJ, has a diverse portfolio of both brand and generic products. Schein integrates its product development expertise, its diverse, high-volume production capacity and direct sales and marketing force to capitalize on the commercialization of products. Schein's brand products group has developed an expertise in the management of anemia in nephrology and seeks to expand that expertise to other therapeutic areas, including iron management. In addition, Schein develops, manufactures, and markets a broad generic product line. Schein manufactures approximately 100 products, five tentative

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product approvals and 11 products pending approval . Schein seeks to enhance its internal product development, manufacturing and marketing efforts through various strategic collaborations.

                   ADDITIONAL INFORMATION AND WHERE TO FIND IT

         Watson plans to file a Schedule TO and a registration statement on SEC Form S-4 in connection with the tender offer and the merger, and Watson and Schein expect to mail tender offer documentation and a proxy statement/prospectus to stockholders of Schein containing information about the tender offer and the merger. Investors and security holders are urged to read the tender offer documentation, the registration statement and the proxy statement/prospectus carefully when they are available. The tender offer documentation, the registration statement and the proxy statement/prospectus will contain important information about Schein, Watson, the tender offer, the merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the tender offer documentation, the proxy statement/prospectus and these other documents may also be obtained from Watson by directing a request through the Investor Relations phone line at (909) 270-1400, extension 4153; by mail to Watson Pharmaceuticals, Inc., Attention: Investor Relations Department, 311
Bonnie Circle, Corona, California 92880, from Schein through the Investor Relations phone line at (973) 593-5535 or by mail to Schein Pharmaceutical, Inc., Attention: Investor Relations, 100 Campus Drive, Florham Park, New Jersey, 07932.

         In addition to the tender offer documentation, the registration statement and the proxy statement/prospectus, Watson and Schein each file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Watson or Schein at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Schein's and Watson's filings with the Commission are also available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

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    SOLICITATION OF PROXIES; INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

         Watson, Schein, their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Schein stockholders in favor of the adoption of the merger agreement. A description of any interests that Schein's directors and executive officers have in the merger will be available in the proxy statement/prospectus.

                           FORWARD LOOKING INFORMATION

         This press release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to Watson's or Schein's estimated or anticipated future results, product development efforts or performance or other non- historical facts are forward-looking and reflect each company's current perspective of existing trends and information. Such forward-looking statements include, among others, statements regarding the consummation of the proposed acquisition of Schein by Watson and the future growth, impact and success of the combined company, including expectations regarding financial performance, product development efforts and the successful integration of the two businesses. Such forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to the consummation of the proposed acquisition, including the possible inability to obtain, or meet the conditions imposed for, governmental approvals for the proposed acquisition, the possible inability to obtain on commercially advantageous terms any consents or approvals of third parties with respect to the proposed acquisition, the possibility due to market conditions or other factors of the withdrawal of third party financing for the proposed acquisition, and the possible failure to obtain the tender of sufficient Schein shares pursuant to Watson's tender offer to meet the minimum condition to the consummation of the proposed acquisition, risks associated with the integration of the Watson and Schein businesses after consummation of the proposed acquisition, including the possible inability to successfully integrate these businesses on a cost effective and timely basis, the possible inability to obtain on a timely basis any regulatory or third party approvals necessary to successfully implement the combined company's integration plans or the possible inability to timely make changes on commercially advantageous terms to Schein's business, and such other risks and uncertainties detailed in Watson's and Schein's most recent filings with the Securities and Exchange

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Commission,  including each  company's  Annual Report and Form 10-K for the year ended December 31, 1999 and Form 10-Q for the quarter ended March 31, 2000.

         This release and past press releases of Watson Pharmaceuticals, Inc. and Schein Pharmaceutical, Inc, respectively are available at Watson's web site at http://www.watsonpharm.com and Schein's web site at http://www.schein-rx.com. In addition, Watson's press releases are available through PR Newswire's Company News On-Call fax service at (800) 758-5804, extension 112856, and at http://www.prnewswire.com.

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